UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2003

DOGS INTERNATIONAL
(Exact name of registrant as specified in charter)

Nevada                                                                                                     333-84568                                                                                              90-0006843

(State of other jurisdiction of                                                                                                            (Commission                                                                                                                               (I.R.S. Employer

incorporation or organization)                                                                                                           File Number)                                                                                                                     Identification Number)

2950 E. Flamingo Road, Suite E-5

Las Vegas, Nevada                                                                                                                                                                                                          89121

(Address of Principal Executive Office)                                                                                                                                                                                                                                                         (Zip Code)

(702) 866-5833
(Registrant's Executive Office Telephone Number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 7, 2003, the Registrant, through its recently formed wholly-owned subsidiary Bed & Biscuit Inns of America, Inc., a Nevada corporation, closed on the purchase of its first Bed & Biscuit Inn™ facility in Flagler Beach, Florida by the recording of a warranty deed in the Flagler Counter Recorder's office. (The Acquisition Contract was filed as an exhibit to a Form 8-K filed on April 9, 2003) Situated on approximately 5 acres, the facility houses numerous indoor/outdoor pet suites, an onsite pet bakery and groomingdale's, which provides full service grooming to guests.

The acquisition price for the facility is to be a minimum of $500,000, however, the final acquisition price for the facility will be adjusted based upon a final appraisal of the facility, which is anticipated to be completed within the next 30-45 days. The registrant paid $330,000 of the acquisition price at closing as follows:

1) The Registrant assumed certain current encumbrances against the property in the amount of $130,000; and

2) $200,000 was paid by the Registrant in the form of an unsecured promissory note.

The balance of the purchase price (minimally $170,000), which will be calculated as the difference between the appraised value of the property and the encumbrances against the property referenced in number 1 above plus the Note referenced in number 2 above, shall be paid by the Registrant in shares of Series A Convertible Preferred Stock of Dogs International (OTC:BB-DOGN) as determined by the formula below, at a per share price of $6.00. The rights and preferences of the preferred stock are set forth in Exhibit "D" of the Acquisition Contract.

APP.V - (AL + N) / 6 = PS

Where:     APP.V is the appraised value of the Property;

                AL is the Assumed Loan value referenced in number 1 above;

                                    N is the Note referenced in number 2 above in the amount of $200,000; and

                PS is the number of Series A Convertible Preferred Shares to be issued.

For example, the minimum balance payable by the Registrant is $170,000, which would result in the need to issue 28,834 shares of Series A Convertible Preferred Stock (170,000 / 6 = 28,333.33 [partial shares are rounded up to the next whole share]).

When the appraisal of the facility is finalized and the appropriate number of preferred shares are issued to satisfy the purchase price, the Registrant shall file a Form 8-K disclosing such information.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

On April 9, 2003, the Registrant issued a press release disclosing the Acquisition Contract. A copy of the press release was filed as an exhibit to the Form 8-K filed on April 9, 2003.

On May 7, 2003, the Registrant issued a press release disclosing the closing of the purchase of the Bed & Biscuit Inn™ facility in Flagler Beach, Florida. A copy of the press release was filed as an exhibit to the Form 10-QSB/A filed on May 15, 2003.

On May 14, 2003, the Registrant issued a press release announcing the appointment of Dr. Shaun Herness to its advisory board. A copy of the press release was filed as an exhibit to the Form 10-QSB/A filed on May 15, 2003.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS

Historical financial statements for the Bed & Biscuit Inn™ facility in Flagler Beach, Florida are not included in this Current Report and shall be filed by amendment to this Form 8-K on or before July 21, 2003.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

No events to report.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

Not applicable.

EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                DOGS INTERNATIONAL

                                By: /s/ Roxana I. Vargas
                                        Roxana I. Vargas, President

Date: May 22, 2003